Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b )(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SONIM FRAME PURCHASE AGREEMENT

The Parties set forth below have made and entered into this Frame Purchase Agreement effective as of DECEMBER 18, 2020 (the “Effective Date”).

1.	SONIM TECHNOLOGIES, INC, an American company and with a registered office at 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746, USA. (“BUYER”)

2.

[Dongguan Unicair Communication Technology Co., Ltd.], a corporation formed under the laws of [People’s Republic of China] and registered under [SMT & Assembly of telecommunication products Business] with a registered office at [No. 49, Yinhu Road, Qiaotou Town, Dongguan City, Guangdong Province, China] (“SELLER”)

SONIM and SELLER (hereinafter jointly referred to as the “Parties” and individually the “Party”) agree that

WHEREAS, SONIM is a mobile phone manufacturer;

WHEREAS, SELLER is one of world’s leading [SMT & Assembly company of telecommunication products];

WHEREAS, SELLER will use its high delivery capacity, leading-edge technology, and excellent processes to deliver Products and Service to SONIM, upon issuance by SONIM of a formal purchase order, in the quantities required and on the most competitive commercial terms;

WHEREAS, both SELLER and SONIM desire to develop a business relationship to enable SELLER and SONIM to ensure fulfilment of on-time reliable deliveries of high-quality Products;

WHEREAS, during the term of this Agreement, both SELLER and SONIM intend to work closely together to continuously improve their business relationship in all aspects including but not limited to efficient improvement of the quality of Products, the supply chain, and other logistics; and

WHEREAS, both SELLER and SONIM understand that all of the above-mentioned objectives (whether express or implied) have originated from and are subject to the demanding and rapidly changing requirements of the wireless communications market;

NOW, THEREFORE, the Parties agree as follows:

1	DEFINITIONS

As used in this Agreement, unless expressly otherwise stated or evident in the context, the following terms shall have the following meanings, the singular (where appropriate) shall include the plural and vice versa.

1.1

“Affiliated Company” means any other entity controlled by or under control with a Party. For purposes of this definition, “control” shall mean the direct or indirect ownership of fifty (50) percent or more of the shares or interests that are entitled to vote for the directors of an entity, or the equivalent, for as long as such entitlement subsists, or that mean equivalent power over management of an entity.

1.2

“Agreement” means this Frame Purchase Agreement, together with Purchase Orders, Appendices, as well as any documentation expressly incorporated by reference herein, and shall include any amendments or addenda that may subsequently be agreed upon between the Parties in writing.

1.3	“Business Day” means any weekday (Monday through Friday), except national holidays in the United States.

1.4	“Consignment Stock” shall have the meaning set forth in Section 5.3.

1.5	“Customized Product” means SELLER Product that has been altered by or on behalf of SELLER in accordance with SONIM-provided Specifications.

1.6

“Delivery Address” means the address to which Product shall be delivered by SELLER in accordance with SONIM’s instructions, typically the Purchase Order. The Delivery Addresses in force on the Effective Date are specified in Appendix A. Delivery Address may also be an email, post, telefax, EDI, Extranet, web or any other means agreed between the Parties for the delivery of Rolling Forecasts and/or Purchase Orders and other documents. The Delivery Addresses may be amended from time to time effective on SONIM’s written notice to SELLER, provided that such modifications shall not change any terms of delivery specified in this Agreement.

1.7	“lncoterms 2000” means the English version of “lncoterms 2000: ICC Official Rules for the Interpretation of Trade Terms” (I.C.C. Publ. No. 560, 1999 ed.).

1.8

‘‘Intellectual Property Right” means any patent(s) (including but not limited to petty patent(s) and utility model(s)), right(s) of patent, design patent(s), design(s) (whether or not capable of registration), chip topography right(s) and other like protection, industrial property right(s), copyright(s) (including but not limited to software copyright(s) of source code, object code, and executable code, and the right to amend the works and the right to transfer the right(s), moral right(s), right(s) of publicity, trademark(s), trade name(s), trade dress(es), service mark(s), certification mark(s), invention(s), trade secret(s), know-how, document(s), prototype(s), computer software, and any other form of proprietary or intellectual property right(s) and/or statutory protection of any kind, and/or applications for any of the foregoing respectively.

1.9	“Inventory Replenishment Lead-Time (IRLT)” shall have the meaning set forth in Section 5.3.

1.10	“Order Fulfilment Lead-Time (OFLT)” shall have the meaning set forth in Section 4.3.

1.11	“Price” means the Parties’ mutually agreed price(s) for each Product as set forth in an accepted quotation from SELLER or, if a quotation is unavailable, then [***].

1.12	“Project” means a request issued by SONIM for customization of SELLER Product in accordance with the details and Specifications set forth in a separate Statement of Work.

1.13

“Product” means both SELLER Products and Customized Products, subject to purchase and sale between the Parties in accordance with this Agreement. Product can consist of both physical objects and/or service features that shall be specified in writing.

1.14	“Product Creation Project” means a specific project, if applicable, established for the creation of a Customized Product as set forth in a Statement of Work or similar document.

1.15	“Purchase Order” means a document or other similar request (in whatever mutually agreed form), issued by SONIM if and when SONIM requests that SELLER supply Products to SONIM.

1.16	SONIM Quality Agreement means the document, if applicable, specifying certain agreed quality requirements for the Product(s).

1.17	“Rolling Forecast” means a monthly updated non-binding [***] forecast provided by SONIM solely for SELLER’s capacity planning purposes.

1.18	“SELLER Product” means off-the-shelf product sold by SELLER.

1.19	“Service Level” means SELLER’s commitment in Product-related service characteristics such as lead time(s), fulfilment flexibility, and Consignment Stock.

1.20

“Specification” means the technical and functional description of Product and any Product-related Service Level, as accepted and approved by SONIM. Unless otherwise indicated by the language herein, the term Specification will include standard specifications for SELLER Product and SONIM-provided specifications for Customized Product. The Specification(s) shall be the most recent version thereof and shall be the version associated with SONIM’s code number for each Product. All information regarding measures, capacities, technical and any other information mentioned in catalogues, brochures or pictures, or as otherwise communicated to SONIM and connected with SELLER’s quotations, offer(s), and/or this Agreement shall be considered part of the Specifications and binding on SELLER. All applicable Specifications with respect to Customized Product will be attached hereto and incorporated.

1.21	“Statement of Work” means the document agreed upon and signed by the Parties describing in full detail the plans and actions necessary to complete a Project.

1.22	“Subcontractor” means a legally independent third-party entity that SELLER uses in the manufacture or design of Products as a material, services, and/or component supplier.

1.23

“Vendor Managed Inventory (VMI)” means inventory replenishment scheme in which the SELLER monitors SONIM inventory levels as well as production plans and Rolling Forecasts, and takes responsibility for ensuring Products are replenished as needed as more fully described in Section 5.3.

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1.24	“Consigned” means those items procured and purchased directly by SONIM from third party suppliers and supplied to UNICAIR for purposes of UNICAIR’s assembly of the Products.

2	PURPOSE

The terms and conditions of this Agreement apply to all Purchase Orders issued by SONIM to SELLER worldwide. Any additional terms and conditions contained in purchase orders, order acknowledgments, invoices, etc., are hereby deemed null and void and of no effect, unless expressly agreed upon by the Parties in writing.

3	FORECASTING AND ORDERING PROCESSES

3.1	Means of Communication

SONIM may place Rolling Forecasts and Purchase Order(s) with SELLER directed to the applicable Delivery Address by post, telefax, EDI, Extranet, web or any other means agreed. Each Party shall have the right to require correction of obvious calculation and typing errors in such directives and their respective confirmations.

3.2	Rolling Forecast

Monthly, SONIM will provide SELLER with a Rolling Forecast of SONIM’s anticipated needs for Products for the purpose of aiding SELLER in determining its manufacturing capacity requirements during the next [***]. SELLER shall confirm in writing each such Rolling Forecast within [***] after receipt. If SELLER is not able to confirm the total capacity requirement, SELLER shall (within [***]) and provide SONIM written notice [***].

3.3	Purchase Order Confirmation

SELLER shall promptly send its written confirmation of each Purchase Order received, but in no case later than within [***] after the date of such Purchase Order. If SONIM does not receive confirmation, the Purchase Order(s) shall be deemed accepted within [***].

3.4	Limitation of Rolling Forecast Liability

SELLER agrees that all Rolling Forecasts are neither an offer to purchase Products nor an acceptance by SONIM to use Products and are in no way binding on SONIM. SELLER also agrees that such Rolling Forecasts are an estimate and based on SONIM’s assumptions at such time. The measures to be undertaken by SELLER based on such Rolling Forecasts are at SELLER’s sole risk and the Parties agree that nothing contained in this Agreement or otherwise shall mean that SONIM accepts any minimum ordering and/or purchase commitment for Product(s).

3.5	Purchase Order Cancellations

SONIM has the right to cancel confirmed Purchase Orders free of charge at [***] prior to the agreed time of delivery.

Charges for cancellation by SONIM with less than [***] prior to the agreed time of delivery will be separately negotiated in good faith.

3.6	Rescheduling

SONIM shall have the right to reschedule delivery of any SELLER Products for which a Purchase Order has been issued for [***] with a minimum [***] written notice prior to the agreed date of delivery.

SONIM shall have the right to reschedule delivery of any Customized Products for which a Purchase Order has been issued for [***] at a minimum [***] notice prior to the agreed date of delivery.

Charges for rescheduling with less than the above [***] prior written notice and will be separately negotiated [***].

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4	CUSTOMIZED PRODUCT CREATION PROCESS.

4.1	Customized Product Creation

SELLER shall nominate a competent and highly-qualified person(s) to manage, handle, and promote a Project and related activities.

4.2	Specification(s) of Customized Product

SELLER shall follow instructions given by SONIM relating to the Specification(s) for Customized Product. It is in SONIM’s sole discretion to approve such Specification(s); however, SELLER shall ensure the feasibility of the Specification(s) and make any needed suggestions to SONIM in order to alter or modify the Specification(s) so that they are feasible.

To the extent not fully disclosed in the Specification(s) and at SONIM’s request, SELLER shall specify in writing the materials used in Customized Product.

SELLER is not entitled to change the Specification(s) or any part thereof, nor any raw material(s) used in Customized Product, without SONIM’s prior written consent.

4.3	Specification(s) of Service Level

The time period from the date of issuance of a Purchase Order to the date of delivery of the ordered Product (“Order Fulfilment Lead-times” or “OFLT’’) shall be [***]. OFLT and other service level specifications for each Customized Product shall be [***]. Any changes in OFLT and other service level specifications are subject to SONIM’s prior written acceptance.

SELLER will warrant the availability of Customized Product in accordance with the applicable Statement of Work.

4.4	Rights in the Customized Product

SONIM shall obtain and have the exclusive rights in all aspects to any and all Customized Product and their Specification(s) except with respect to any intellectual property rights in the SELLER Products on which such Customized Product may be based. SONIM may sell, manufacture, have manufactured by a third party, and/or otherwise use, license, and/or commercialize any Customized Product or part thereof without charge.

SELLER shall not directly or indirectly manufacture, sell or otherwise use or commercialize any Customized Product and/or part thereof for or to any other party (including itself or any of its Affiliated Companies) without SONIM’s express prior written consent.

4.5	Rights in Tooling for Customized Product(s)

SONIM shall have the exclusive rights in all aspects to any tooling, drawings, and other documentation relating to the tooling, when such tooling is designed, produced and/or procured for the manufacture of Customized Product. To ensure the above-mentioned exclusive rights, even in cases of bankruptcy and similar incidents, SELLER shall affix to the tooling in the place designated by SONIM such identifying labels, plates, or other markings as may be supplied by SONIM from time to time.

SELLER has no right to directly or indirectly manufacture any product or part of any product for any party other than SONIM, using tooling designed, produced, and/or procured for the manufacture of Customized Product.

4.6	Special Warranty

In addition to any other representation or warranty set forth herein, Seller warrants and represents that it shall not use materials in the manufacture of Customized Product that are dangerous or harmful to health or cause other similar risks. Seller further warrants it is not in violation of U.S. laws and regulations.

4.7	Tests and Type Approvals

SELLER shall [***] carry out all necessary tests as well as obtain all necessary authority type and other approvals for Customized Product when such may be required to enable SONIM to sell such Customized Product.

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5	PRODUCT DELIVERY PROCESS

5.1	Supply Chain Structure and Flexibility

SELLER shall ensure its supply chain flexibility through compression of supply chain lead-time and developing quick product changeovers in production.

SELLER will use [***] to meet SONIM’s fluctuating Product quantity requirements, including but not limited to situations where such requirements exceed forecasted quantities and in situations of manufacturing capacity shortage and/or allocation between several purchasers. SELLER agrees that this guaranteed flexibility is a business risk of SELLER.

5.2	Product ramp-up

Quick production ramp-up to mass production volumes for a Product or Customized Product is [***]. Parties shall collaborate closely in terms of ensuring ramp-up execution according to the overall Product or Customized Product ramp-up schedule at SONIM and SONIM’s customer.

SELLER shall inform [***] all risks and limitations that may prevent ramp-up volumes to be executed in schedule. SELLER shall take all necessary actions to prevent ramp-up to be delayed.

5.3	Vendor Managed Inventory with Consignment Stocks

During the mass production phase, a Product shall be delivered through a stock of Product, owned and maintained by SELLER at SONIM’s location for the efficient and timely supply of Product in required quantities to SONIM (“Consignment Stock”) according to SONIM’s VMI process (available upon request) unless otherwise agreed in a Service Level specification in writing.

SELLER is responsible for ensuring availability of VMI at all times in the Consignment Stock based on the Rolling Forecasts of SONIM.

SELLER shall plan its production and materials according to the updated Rolling Forecasts in such a way that will identify the time needed to replenish SONIM’s inventory, when SELLER has been given Rolling Forecast information, in order to help SELLER prepare for replenishments beforehand (“Inventory Replenishment Lead-time” or “IRLT”). IRLT shall be [***].

SONIM will consume Products from Consignment Stock by transferring needed quantities to its production. When Products are removed from the Consignment Stock a contract of sale about these Products shall have been concluded between the Parties based on [***]. Title to the Product(s) shall pass to SONIM upon [***]. For the sake of clarity, title does not pass to SONIM upon [***].

SONIM will handle the payment for Consignment Stock consumption via the SAP self-billing system on [***]. There will be no invoice from SELLER. SONIM will report on Consignment Stock consumption through Self-Billing invoices that are sent [***] to SELLER for payment verification purposes.

5.4	Delay of Delivery

No delivery delay is allowed [***]. If SELLER becomes aware of a Product delivery delay risk, SELLER must inform SONIM before [***]. and get [***] SONIM may demand remedy of such delay by [***].

If a delivery is delayed on grounds of force majeure, the delivery due date shall be [***].

If a delivery is delayed, SONIM may claim liquidated damages in the amount of [***].

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SELLER agrees that the correct fulfilment of Purchase Order(s) in accordance with the agreed Delivery Date is [***]. SONIM shall not be obliged to prove to SELLER that any actual damage resulted from the delay in order to claim and receive liquidated damage payments for such delay. Upon request by SONIM, SELLER shall provide SONIM a credit note for the amount of the claimed liquidated damage payments or SONIM may deduct the same from Product invoices.

5.5	Packing and Marking

The packing shall comply with SONIM’s packaging and labelling requirements. The Prices [***]. SELLER agrees to indemnify SONIM against any damage due to improper packing and protection.

Substances dangerous to health shall be clearly marked in accordance with existing regulations.

SELLER shall use [***] to use packing material that can be recycled.

Purchase Order numbers and any other information that SONIM shall require shall be specified upon each delivery. SELLER shall follow any specific packing and marking instructions provided by SONIM.

If SONIM directs SELLER to mark or label any Products with a trade name, trademark, logo or service mark owned or licensed by SONIM (“SONlM Mark(s)”), SELLER shall apply the marking or labelling only on the quantity of Products and in the manner specified in SONIM’s written instructions. SELLER shall not sell nor otherwise dispose of, nor permit the sale or disposal of, any Products bearing any SONIM Mark(s) (including any rejected Products) to anyone other than SONIM without first obtaining SONIM’s express written consent and first removing all SONlM Marks. SONIM may, but is not required to, purchase from SELLER any surplus labels, packaging or other materials bearing SONIM Marks at SELLER’s actual cost thereof. SELLER shall promptly destroy and provide evidence of destruction of all such materials not purchased by SONIM upon SONlM’s request.

5.6	Export control and restrictions and Country of Origin Statement

SELLER shall inform SONIM in writing about any export or re-export restrictions and regulations and the Export Control Classification Numbers (ECCN) relating to Product.

At SONIM’s request, SELLER agrees to inform SONIM in writing about the country of origin status of each Product. SELLER agrees further to inform SONIM, by giving [***] of any change of such status and the extent of the change. This Article shall not in any way limit any of SELLER’s other obligations as set forth in this Agreement.

5.7	Acceptance and Rejection of the Product(s)

In accordance with and taking Section 3.2 into account, each Product delivered by SELLER to SONIM shall meet its applicable Specification(s).

SELLER, [***] shall measure and maintain records of the out-going quality level of Product in accordance with the Quality Agreement or as otherwise agreed, and confirm that Product meets its Specification(s). Upon request by SONIM, SELLER shall submit SELLER’s Product inspection and testing records confirming that Product passed such inspection and testing. SONlM may conduct random incoming inspections, as it deems necessary.

Any SONIM’s acceptance of Product, with or without inspection, shall not release SELLER from any of its obligations to deliver Product that meets Specification(s) and fulfil all of the requirements set forth in the Quality Agreement, the Product Specific Quality Requirements agreed in Specification(s), or any other obligations in this Agreement. SONIM’s acceptance of any Product shall not limit SONIM’s right to make claims relating to such Product or to deliveries. If any Product is later found not to meet the Specification(s) or the quality requirements. SELLER shall bear the risk of loss with respect to Product rejected by SONIM.

5.8	Change management

Any change in the Product manufacturing and delivery processes and/or any other changes that may affect the quality, fit, form, or function of any Product, or otherwise affect the correct fulfilment of this Agreement, require [***].

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The Parties agree that any change of any place of manufacturing of a Product requires [***].

5.9	Use of Subcontractors

If SONIM has instructed SELLER to use SONIM-designated Subcontractor(s), SELLER agrees not to replace such Subcontractor(s) or use any new Subcontractor(s) in the Process, unless [***]. SONIM may assess the performance of a Subcontractor and [***].

SELLER shall [***] of any appointment and use of a new Subcontractor in all other cases than those mentioned in this Article.

Except as [***] SELLER’s use of a Subcontractor requires [***].

SELLER has the sole responsibility and liability for the performance and non-performance of any Subcontractor. SONIM’s [***] shall not release SELLER from any of its duties and obligations mentioned in or in relation to this Agreement

6	DELIVERY TERM

The terms of delivery are [***] unless otherwise agreed.

If the Parties agree to use “E-” or “F-” terms per lncoterms 2000, as opposed to “C-” or “D-” terms, then SONIM shall designate the international carrier for all Product shipments from the delivery point, unless [***] and SELLER shall comply with SONIM’s shipping instructions. If SELLER causes a shipment to be made contrary to SONIM’s shipping instructions, [***].

7	PRICES

Prices shall be [***].

Subject to the [***] the Price shall include [***]. Any agreed change in the Price shall become effective [***]. provided that [***]. The Price is set in US Dollar (USD) unless otherwise mutually agreed. Each Party may require correction of obvious calculation and typing errors in the Price information.

Due to quick price erosion in end products at the consumer markets, Parties agree [***].

8	PAYMENT TERMS

SONIM shall issue a Purchase Order for all committed expenditures. The payment term is [***] from date of invoice. Any payments terms that differ from the foregoing are [***]. Payment shall not constitute SONIM’s acceptance of any Product. All payments are conditioned upon [***]. All payments will be made by wire transfer, EFT, or check, at SONIM’s election.

All amounts payable by SONIM to SELLER under this Agreement are gross amounts inclusive [***]. The amount of invoices cannot exceed [***].

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All invoices are to be submitted to [***] with copy to SONIM point-of-contact that authorized the expenditure.

SONIM’s obligation to pay an invoice is subject to the following:

(i)	[***]

(ii)	[***].

SONIM may withhold payment in respect of a delivery which [***], and SONIM reserves a right of set-off and deduction to be exercised reasonably and in good faith where appropriate, e.g. for quantity shortages and defective or damaged Product(s).

9	KEY BUSINESS TERMS

9.1	Pricing

UNICAIR agrees to provide the following pricing per unit for final assembly of units, the price will be [***] reviewed for cost reduction effort:

XP3: [***] unit

XP5s: [***] unit

XP8: [***] unit

9.2	Resources

UNICAIR agrees to invest in resources in order to ensure that SONIM’s Products get new FA production certified (CSA, carrier certification etc).

9.3	Key Employees

UNICAIR agrees to [***] hire key engineers from SONIM to ensure a smooth transfer and production quality. SONIM shall identify such key engineers within [***] following the Effective Date.

9.4	Consignment

SONIM shall consign all final assembly materials and equipment to UNICAIR, including testing equipment. For the sake of clarity, all materials and equipment consigned by SONIM to UNICAIR will remain the property of SONIM.

9.5	Term of Arrangement

SONIM agrees that the final assembly of its Products will be given to UNICAIR until such Products are end of life (EOL).

10	PRODUCT WARRANTY

SELLER warrants that Products shall:

(i)	be new, unused, in good working condition, merchantable, and free from all defects, including but not limited to, defects arising out of design, materials, packaging, and/or workmanship;

(ii)	be of the highest quality and fit for the purpose for which they are intended and as stated on or in any SELLER packaging, labelling, advertising, or promotional materials; and

(iii)	strictly conform to the Specification(s), the samples approved by SONIM (if any) and the quality requirements.

If SONIM finds any Product not to meet the warranties given by SELLER, SONIM may at SONIM’s sole option and upon notice to SELLER:

(a)	require SELLER supply replacement Product to fully satisfy the given warranties at SELLER’s sole risk and expense within such period of time as SONIM may specify;

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(b)	require SELLER reimburse to SONIM the Price of all Product not meeting the warranties given by SELLER;

(c)	require SELLER repair Product at SELLER’s sole risk and expense within such period of time as SONIM may specify;

(d)	repair Product or cause Product to be repaired by any third party at SELLER’s sole risk and expense within such time period as SONIM may specify; or

(e)

terminate this Agreement in whole or in part if SONIM reasonably considers that none of the actions mentioned in this Article in (a) through (d) are feasible or effective to attain the purpose of this Agreement.

SONIM shall be entitled to full compensation for any and all losses, damage, costs, expenses, and other similar amounts suffered or incurred. The foregoing remedies are in addition to all other remedies at law or in equity that SONIM may have and shall not be considered exclusive. All warranties shall run to SONIM and its direct and indirect customers.

If the number of faulty Products exceeds the maximum amount separately agreed upon, SONIM may delete such Product from this Agreement or terminate the applicable Purchase Order or this Agreement with immediate effect.

Faulty Products replaced or compensated under this Article shall be placed at SELLER’s disposal and kept available for SELLER for one (1) month. Return of Products will be made at SELLER’s risk and expense. SONIM has the right to deduct the value of the rejected Products from any invoice of SELLER.

11	INSURANCE

SELLER shall at all times meet any and all of the insurance coverage requirements. SELLER shall obtain and at all times maintain in force the types of insurance coverage specified by SONIM. Such insurance requirements and coverage shall include but not be limited to a fully adequate insurance policy from an internationally recognized and reputable insurance company to cover any and all obligations, undertakings, guarantees, warranties and indemnities attributable to SELLER in accordance with this Agreement. SELLER agrees to comply with any instructions of SONIM with regard to such insurance requirements, policies and coverage.

12	PRODUCTION RECOVERY

SELLER shall have and provide to SONIM a written “Production Recovery Plan” which describes in detail how SELLER shall handle the recovery from any incidents affecting the functioning and/or operation of a production line, or any SELLER or Subcontractor plant involved in manufacturing of Product. SELLER shall further allow SONIM and a SONIM-appointed third party auditor to audit the risk management systems maintained by SELLER. SELLER shall follow any reasonable SONIM instructions regarding such risk management systems.

13	ENVIRONMENTAL ISSUES

SELLER agrees to comply with the principles of The Business Charter for Sustainable Development: Principles for Environmental Management (published by the International Chamber of Commerce 2004) for environmental management. SONIM encourages the adoption of these principles by SELLER’s Subcontractors and sub-suppliers. SONIM may, [***]. SELLER agrees to assist SONIM [***] when SONIM evaluates and determines the environmental aspects of the Products.

SELLER shall be responsible for the environmental aspects of the Products. Such aspects include but are not limited to recycling possibilities.

14	SPECIFIC WARRANTY REGARDING QUALITY

SELLER represents and warrants that it shall properly inspect and supervise the quality of any raw materials and components used to manufacture Product in order to ensure the continuous proper quality level of Product at all times. SELLER also agrees to inform SONIM of the implementation of any agreed changes in the production process as required by SONIM. Without delay, SELLER agrees to inform SONIM of any discrepancies in Product in relation to the quality requirements and to use its best efforts to correct any discrepancies without delay.

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For the purpose of meeting the needs of SONIM for after-sales service, SELLER hereby agrees that it shall make the Product available for a minimum of three (3) years after delivery of the final shipment. SONIM may purchase such Products for after-sales service with a Purchase Order. The Product warranty as set forth in Section 10 shall apply fully to Products purchased for after-sales service.

15	INSPECTIONS

During regular business hours of SELLER’s facilities and [***] to SELLER, SONIM or any of its designees may inspect SELLER’s physical premises and SELLER’s quality control procedures where Product is being designed and/or manufactured, both prior to the first delivery of Product under this Agreement and periodically thereafter, in order to verify compliance with the Specification(s), agreed quality requirements and other standard industry practices and procedures. SELLER shall afford a similar inspection right to SONIM’s customers [***]. The Parties agree that the above-mentioned rights of SONIM to audit shall also apply to all SELLER’s Subcontractors involved in the design and manufacture of Product. SELLER shall ensure compliance by its respective Subcontractors with this Article.

16	SPECIFIC INDEMNIFICATION REGARDING PRODUCT LIABILITY

SELLER agrees to indemnify, defend, and hold SONIM harmless against and hold SONIM harmless from any and all consequences of any and all claims, suits, actions or demands asserted against SONIM directly or indirectly from any liability claim made by third persons, which claims, suits, actions or demands are attributable to Product(s).

17	SPECIFIC INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

SELLER agrees to indemnify, defend, and hold SONIM harmless from any and all claims, suits, actions or demands asserted against SONIM or asserted against any of SONIM’s direct or indirect customers, and against all liabilities, costs and expenses incurred by SONIM in connection therewith (including but not limited to attorneys’ fees), arising directly or indirectly from any claim by third parties of infringement of any patent, right of patent, trademarks, copyrights or designs or other intellectual property right which may be attributable to incorporation of SELLER Product with other products sold or otherwise used by SONIM or SONIM’s direct or indirect customers or which may be attributable to the use or sale of Products by SONIM or SONIM’s direct or indirect customers.

18	LIMITATION OF LIABILITY

SONIM SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL AND INCIDENTAL DAMAGE AND LOST PROFITS, LOST OPPORTUNITIES, LOST REVENUES OF SELLER OR OTHER SIMILAR INDIRECT DAMAGE INCURRED BY SELLER AND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS APPENDICES.

19	NOTICE OF DELAYS AND FORCE MAJEURE

SELLER shall notify SONIM of any event coming to SELLER’s attention that is likely to cause any delay in delivery of Products or reasonably may affect SELLER’s ability to meet any of its obligations under this Agreement or a Purchase Order. Such notice shall be given, for example, in the event of any loss or reassignment of key employees, threat of strike, major equipment failure or any event of Force Majeure. For the sake of clarity the Parties understand and agree that such notice shall not release SELLER from any of its obligations under this Agreement.

“Force Majeure” shall mean unforeseen events that occur after the signing of this Agreement and that are beyond the reasonable control of the Parties, including but not limited to strikes, blockade, war, mobilization, revolutions or riots, natural disasters, refusal of license by the government or other governmental agencies or other stipulations or restrictions by the authorities, insofar as such an event prevents or delays the affected Party from fulfilling its obligations hereunder and such Party is not the direct or indirect cause of such an event and is unable to prevent or remove the Force Majeure at reasonable costs.

The Party affected by Force Majeure shall immediately take [***] steps to limit or minimize the consequences of such Force Majeure.

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The Party claiming Force Majeure shall [***] inform the other Party in writing of the nature and existence of the Force Majeure, of the time it began, and its probable duration. Such Party also shall [***] report in writing the end of the Force Majeure.

The Party who has claimed Force Majeure shall prove its effect on the fulfilment of its obligations under this Agreement. Any delay caused by a valid event of Force Majeure shall extend the time allowed for performance or excuse performance, in whole or in part as applicable and reasonable, provided that performance shall resume [***]. If any event of Force Majeure has not ended within [***] after it has commenced, SONIM may terminate the applicable Purchase Order(s) or this Agreement without penalty and with immediate effect.

20	CONFIDENTIALITY

The Parties shall keep confidential any technical, commercial, business related, financial or company information received in connection with this Agreement. The Parties shall use their best efforts to protect all such information from improper, unauthorised, negligent, or other inadvertent transfer to any third party. SONIM however may, disclose the terms and conditions of this Agreement to any Contract Manufacturer.

All drawings and technical documents or tooling needed for manufacturing Product or any part thereof, which have been handed over by one Party to the other before or after signing of this Agreement remain the property of the disclosing Party, unless otherwise agreed between the Parties in writing. The receiving Party is not allowed, without the giving Party’s consent, to use, copy, reproduce, hand over or in any other way give such information to a third party except as otherwise expressly set forth herein.

21	TERM OF THIS AGREEMENT

This Agreement shall become effective upon the Effective Date and shall continue to be effective for an indefinite period unless and until terminated by either SONIM or SELLER by sending a written notice of termination to the other Party at least twelve (12) months prior to the intended termination date. This Agreement shall be deemed to terminate as of such termination date. In addition, SONIM has the right to terminate this Agreement at its discretion upon three (3) months’ written notice. Any terms and conditions that by their nature or otherwise reasonably should survive a cancellation or termination of this Agreement shall also be deemed to survive.

22	TERMINATION

This Agreement may be terminated forthwith by either Party by written notice to the other Party if the other Party:

(i)

becomes insolvent, is declared bankrupt or becomes the subject of dissolution, liquidation (other than for the purpose of reconstruction or amalgamation), receivership or bankruptcy proceedings, whether voluntarily or involuntarily, or applies for judicial or extra-judicial settlement with creditors, makes an assignment for the benefit of creditors, or takes or suffers any similar action in consequence of a debt, or otherwise discontinues its business,

(ii)

is in breach of any of its obligations under this Agreement and has failed to remedy such breach within thirty (30) days after having received written notice of such breach and the intention of the notifying Party to terminate this Agreement if such breach is not timely remedied (or, if such breach is not capable of being remedied within such time, the breaching Party shall fail to commence to remedy such breach within such time or, thereafter, to diligently remedy such breach as soon as practicable), or

(iii)	suffers a material change in the financial situation, which may endanger that Party’s capability of fulfilling its obligations under this Agreement.

Upon the termination date of this Agreement, SELLER shall, subject and pursuant to SONIM’s written instructions:

(a)	cease any further manufacture of Customized Products unless requested by SONIM in writing to continue such manufacture;

(b)	return immediately to SONIM (or, at SONIM’s written request, destroy and provide evidence of destruction to SONIM) all originals and copies of any confidential information of SONIM;

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(c)	cease use of any of SONIM’s Intellectual Property Rights, confidential information and the SONIM Marks, except as authorized by SONIM to complete the manufacture of work in process; and

(d)

promptly provide SONIM with a written physical inventory of work in process and finished Customized Products, including without limitation, materials bearing SONIM Marks, and return to SONIM or its designees any materials bearing SONIM Marks, or, at SONIM’s request, destroy the same.

23	CONTACT INFORMATION AND NOTICES

Any notices regarding commercial, quality, logistics and legal issues shall be deemed properly served if sent by personal delivery on the date received; if sent by registered mail, after [***] from the date of the sending; or if sent by internationally recognized courier service, telecopy (with electronic confirmation) or telefax, [***]. Notices shall be sent to such Party’s address specified in this Agreement’s introductory paragraphs or to such other address as a Party shall have notified the other Party in accordance with this Article.

24	MISCELLANEOUS

(a)

Neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. However, SONIM has the right to assign its rights and obligations under this Agreement and transfer this Agreement in connection with merger, sale of all or substantially all of its assets or other substantial re-arrangement of its activities or company structure.

(b)

SELLER and SONIM are independent Parties and deemed independent contractors. Nothing in this Agreement shall be construed to create a fiduciary relationship between the Parties or to make either Party an agent, employee, franchisee, partner, joint venture or legal representative of the other Party. Neither Party will have nor represent itself to have any authority to bind the other Party or act on its behalf. All persons engaged in the performance of this Agreement on behalf of SELLER are and shall remain the employees or agents of SELLER and shall not be regarded as the agents or employees of SONIM.

(c)

No waiver is effective unless in writing and signed by both Parties. The failure of either Party to require the performance of any term or condition in this Agreement or the waiver by either Party of any breach of this Agreement shall not prevent subsequent enforcement of such term or condition nor be deemed to be a waiver of a subsequent breach.

(d)

Notwithstanding anything to the contrary in any of the terms of this Agreement, any co-operation, requirement, request, direction, instruction, acceptance, consent, approval or other similar action or lack of any of the above mentioned by SONIM shall not in any way or to any extent release SELLER from any of its obligations under this Agreement, unless expressly and specifically agreed by SONIM in writing when taking such action.

(e)

All provisions of this Agreement or any Purchase Order are severable, and any such provisions which are deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions thereof. This Agreement or such Purchase Order shall be enforced and interpreted as if the invalid or unenforceable provisions were not contained therein and any partially valid and enforceable provisions shall be enforced to the extent valid or enforceable. Notwithstanding the foregoing, if SONIM deems the unenforceable provision to be essential to this Agreement, then SONIM may terminate this Agreement with immediate effect upon notice to SELLER.

(f)	Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise by SONIM to SELLER.

(g)

The headings and titles used in this Agreement are for convenience only and are not part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement. This Agreement shall not be construed more or less strictly against either Party for its participation or lack thereof in its drafting.

(h)

The governing language of this Agreement shall be English and any correspondence and/or notices between the Parties shall be in English. Notwithstanding any translation of this Agreement and/or any of the Appendices referred to herein into a language other than English, the Parties hereto acknowledge and agree that all questions of interpretation of this Agreement and/or such Appendices shall be resolved by reference to the same as written in English and the English language version thereof shall be controlling.

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(i)	All rights and remedies under this Agreement are cumulative. A Party’s exercise of any right or remedy does not affect its other rights or remedies under this Agreement or at law or in equity.

25	APPLICABLE LAW AND DISPUTES

This Agreement shall be governed by and construed in accordance with American law, expressly that of the State of California, without reference to the conflict of laws.

Except as set forth below, any disputes arising between the Parties out of or in connection with this Agreement or the interpretation, breach or enforcement of this Agreement shall be resolved and settled by San Mateo, CA, USA in accordance with the Rules of the Board of Arbitration of the Central Chamber of Commerce of America by one (1) arbitrator to be appointed by the Arbitration Committee of the Central Chamber of Commerce of America. The award shall be final and binding. The language used in arbitration, including the language of the proceedings, the language of the decision, and the reasons supporting it, shall be English.

The Parties agree to recognize the decision of the arbitrators as final, binding and executable. The arbitration shall be the exclusive remedy of the Parties to the dispute regarding claims or counterclaims presented to the arbitrators.

Notwithstanding the foregoing, any disputes or claims related to SONIM’s Intellectual Property Rights or confidential information, or for injunctive relief, may, at SONIM’s sole election, be brought and maintained in any court of competent jurisdiction.

26	ENTIRE AGREEMENT AND APPLIED DOCUMENTS

This Agreement represents the entire agreement and understanding between the Parties with regard to the sale and purchase of Product. This Agreement cancels and supersedes all former and previous agreements, arrangements, proposals, representations or statements (whether oral, written or implied from the conduct of the Parties), discussions, correspondence and negotiations between the Parties in relation to the subject matter of this Agreement. The terms of the Appendices shall be incorporated herein and made a part of this Agreement.

This Agreement shall supersede the provisions of any general conditions of purchase/sale which may be made part of any Purchase Order used by SONIM or of any order, quotation, confirmation, invoice or other documents used by SELLER.

Any Appendix may be modified, altered, added to or amended by a written agreement or a written mutual confirmation between the Parties. Such agreement shall usually be carried out simply by replacing the respective Appendix with an update signed by both Parties or in an exchange of writings between the Parties confirming the use of the new version of that Appendix.

Other modifications, alterations, additions or amendments to this Agreement (excluding Appendices) shall be valid only if signed by both Parties and expressly marked “Amendment to the Frame Purchase Agreement”.

The Appendices expressly listed below shall be an integral part of this Agreement.

27	ORDER OF PRIORITY

The documents included in or referred to in this Agreement shall, in case of a conflict between two or more of the documents, be applied in the following order of priority:

(a)	This Agreement;

(b)	Appendix A (Delivery Address(es));

(c)	Appendix B (Consignment Terms & Condition)

For the sake of clarity it is specifically mentioned that the Parties can add additional Specifications to the Agreement as agreed mutually by the Parties.

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IN WITNESS WHEREOF this Agreement has been duly signed and executed in two (2) original copies

For and on behalf of:		For and on behalf of:

SONIM Technologies, INC		[Dongguan Unicair Communication Technology Co., Ltd]

Signed by:	/s/ Peter Lia	/s/ Parker Wang
Name:	Peter Lia	Parker Wang
Title:	EVP operations	CEO
Date:	2020-12-18	2020-12-18
Place:	Shenzhen	Dongguan

Signed by:
Name:
Title:
Date:
Place:

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